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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY



        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert S. Whitehead and Lawrence D. Muschek, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do the following:


        (1) execute a registration statement of Trega Biosciences, Inc., a Delaware corporation ("Trega"), which registration statement registers 1,071,756 shares of common stock of Trega (and related plan interests, if any) for issuance pursuant to the NaviCyte, Inc. 1997 Stock Plan, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC"); and

        (2) execute any supplement or amendment to the foregoing, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC;


granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and
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confirming all that each of said attorneys-in-fact and agents or his substitute or their substitutes may lawfully do or cause to be done by virtue hereof.


Dated: November 16, 1998                           /s/ Robert S. Whitehead
                                                   ------------------------
                                                   Robert S. Whitehead


Dated: November 16, 1998                           /s/ James C. Blair
                                                   ------------------------
                                                   James C. Blair


Dated: November 19, 1998                           /s/ Harry D. Lambert
                                                   ------------------------
                                                   Harry D. Lambert


Dated: November 18, 1998                           /s/ Jeremy M. Levin
                                                   ------------------------
                                                   Jeremy M. Levin


Dated: November 16, 1998                           /s/ Lawrence D. Muschek
                                                   ------------------------
                                                   Lawrence D. Muschek


Dated: November 18, 1998                           /s/ Harvey S. Sadow
                                                   ------------------------
                                                   Harvey S. Sadow


Dated: November __, 1998
                                                   ------------------------
                                                   Ronald R. Tuttle


Dated: November 17, 1998                           /s/ Anders P. Wiklund
                                                   ------------------------
                                                   Anders P. Wiklund